EXHIBIT 24
THE WILLIAMS COMPANIES, INC.
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of THE WILLIAMS COMPANIES, INC., a Delaware corporation (“Williams”), does hereby constitute and appoint JAMES J. BENDER and LA FLEUR C. BROWNE their true and lawful attorneys and each of them (with full power to act without the others) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of Williams, as hereinafter set forth below their signature, to sign Williams’ Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2008, and any and all amendments thereto or all instruments necessary or incidental in connection therewith; and
     THAT the undersigned Williams does hereby constitute and appoint JAMES J. BENDER and LA FLEUR C. BROWNE its true and lawful attorneys and each of them (with full power to act without the others) its true and lawful attorney for it and in its name and on its behalf to sign said Form 10-K and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith.
     Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.
     IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 22nd day of January, 2009.

/s/ Steven J. Malcolm	/s/ Donald R. Chappel

Steven J. Malcolm Chairman of the Board President and Chief Executive Officer (Principal Executive Officer)	Donald R. Chappel Senior Vice President and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)
/s/ Ted T. Timmermans

Ted T. Timmermans
Controller
(Principal Accounting Officer)

/s/ Joseph R. Cleveland	/s/ Kathleen B. Cooper

Joseph R. Cleveland	Kathleen B. Cooper
Director	Director

/s/Irl F. Engelhardt	/s/ William R. Granberry

Irl F. Engelhardt	William R. Granberry
Director	Director

/s/ William E. Green	/s/ Juanita H. Hinshaw

William E. Green	Juanita H. Hinshaw
Director	Director

/s/ W. R. Howell	/s/ Charles M. Lillis

W. R. Howell	Charles M. Lillis
Director	Director

/s/ George A. Lorch	/s/ William G. Lowrie

George A. Lorch	William G. Lowrie
Director	Director

/s/ Frank T. MacInnis	/s/ Janice D. Stoney

Frank T. MacInnnis Director	Janice D. Stoney Director

THE WILLIAMS COMPANIES, INC.
	By:	/s/ James J. Bender
James J. Bender
ATTEST:		Senior Vice President

/s/ La Fleur C. Browne
La Fleur C. Browne
Secretary